UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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Sun Microsystems, Inc.

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Filed by Sun Microsystems, Inc.

Pursuant to Rule 14a-12 under the Securities Exchange Act of 1934

Subject Company: Sun Microsystems, Inc.

Commission File No.: 000-15086

PRESS RELEASE

SUN MICROSYSTEMS ANNOUNCES SPECIAL STOCKHOLDER MEETING DATE

SANTA CLARA, CALIF.—June 8, 2009—Sun Microsystems, Inc. (NASDAQ: JAVA) today announced that a Special Committee of its Board of Directors has approved July 16, 2009 as the date for a special meeting of stockholders to vote on the adoption of the merger agreement entered into by and among Sun, Oracle Corporation and a wholly-owned subsidiary of Oracle, providing for the proposed acquisition of Sun by Oracle. Sun filed its definitive proxy statement in connection with the merger agreement with the U.S. Securities and Exchange Commission today, June 8, 2009. The filing is available on Sun’s website at www.sun.com/investors, and will be mailed together with a proxy card on or around June 10, 2009, to Sun stockholders of record as of the close of business on June 5, 2009, the record date for the special meeting of stockholders.

The special meeting of stockholders will take place at 10:00 a.m. Pacific Time on July 16, 2009, at Sun’s Auditorium located at the Santa Clara Campus at 4030 George Sellon Circle, Santa Clara, California, 95054. The proposal to adopt the merger agreement must be approved by the affirmative vote of a majority of the outstanding shares of Sun’s common stock as of the record date. For more information regarding the proposed merger agreement, please visit www.sun.com/oracle.

About Sun Microsystems

Sun Microsystems, Inc. (NASDAQ: JAVA) develops the technologies that power the global marketplace. Guided by a singular vision — “The Network is the Computer” — Sun drives network participation through shared innovation, community development and open source leadership. Sun can be found in more than 100 countries and on the Web at http://www.sun.com.

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Sun, Sun Microsystems, the Sun logo and the Network is the Computer are trademarks or registered trademarks of Sun Microsystems, Inc. or its subsidiaries in the United States and other countries.

Additional Information and Where to Find It

On June 8, 2009, Sun filed with the Securities and Exchange Commission (the “SEC”) a proxy statement in connection with the proposed merger with Soda Acquisition Corporation, pursuant to which Sun would be acquired by Oracle Corporation. Investors and stockholders are urged to read the proxy statement as well as any other relevant documents filed with the SEC when they become available. Investors and stockholders may obtain free copies of the proxy statement and other documents filed with the SEC by Sun through the web site maintained by the SEC at www.sec.gov. In addition, investors and stockholders may obtain free copies of the proxy statement from Sun by contacting Investor Relations by telephone at (800) 801-7869 (within the U.S.) or (408) 404-8427 (outside the U.S.), or by mail at Sun Microsystems, Inc., Investor Relations, Mail Stop UMPK14-336, 4150 Network Circle, Santa Clara, California 95054, USA. In connection with the special meeting of Sun stockholders to approve the adoption of the merger agreement, Sun intends to mail copies of the proxy statement on or around June 10, 2009 to Sun stockholders of record who are entitled to attend and vote at the special meeting.

Sun and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Sun in connection with the proposed merger. Information regarding the interests of these directors and executive officers in the proposed merger is included in the proxy statement described above.

Investor Contact:

Ron Pasek

650-786-8008

ron.pasek@sun.com

Press Contact:

Dana Lengkeek

650-786-4017

dana.lengkeek@sun.com